Cerebras Systems Fast Inference Cloud Business Nearly Quadruples in Second Quarter 2026
•GAAP cloud revenue grew 281%, core cloud revenue grew 287% from a year ago
•600 MW of data center capacity now under contract
•Manufacturing capacity to scale more than 10x in 2026
•OpenAI launch partner for frontier model GPT-5.6 Sol
•Partnerships with AMD and AWS establish Cerebras as the leader in disaggregated inference
SUNNYVALE, Calif. — August 12, 2026 — Cerebras Systems (NASDAQ: CBRS), maker of the world’s fastest AI infrastructure, today announced financial results for the second quarter ended June 30, 2026.
“This was an outstanding quarter for Cerebras. Core revenue more than doubled to $210 million, and our cloud business nearly quadrupled year-over-year,” said Andrew Feldman, Cerebras co-founder and CEO. “Speed changes what AI can do. It makes AI more useful, more productive, and opens entirely new markets. As a result, the demand for fast inference is enormous and Cerebras is scaling to meet it, securing more data center capacity, expanding manufacturing, and growing with customers and partners including OpenAI, AWS, AMD, and CrowdStrike.”
“Our quarterly results exceeded our guidance across all core business metrics. The market has responded strongly to the value of fast inference. We significantly improved core gross and operating margins compared to a year ago,” said Bob Komin, Chief Financial Officer of Cerebras. “We have made rapid progress in key areas required to deliver exceptional growth against our remaining performance obligations of $25.4 billion, and plan to more than triple revenue in 2027.”
Q2 2026 Financial Highlights
Core Financial Results are all non-GAAP metrics (and exclude the impacts of non-cash amortization of customer warrants and stock-based compensation, data center pass-through revenues and costs, and certain other items):
•Record GAAP cloud and other services revenue of $126.0 million, up 281% year-over-year; Record core cloud and other services revenue of $127.7 million, up 287% year-over-year.
•GAAP total revenue of $180.1 million, up 74% year-over-year; Core total revenue of $209.9 million, up 103% year-over-year.
•GAAP gross margin of 14%; Core gross margin of 41%, an improvement of approximately 940 basis points from Q2’25.
•GAAP operating margin of (265%); Core operating margin of (16%), an improvement of approximately 2,600 basis points from Q2’25.
•Strong liquidity with cash, cash equivalents, restricted cash, and short-term investments of $8.6 billion and debt capacity of $850 million.

Business Highlights: General
•Successfully raised $6.4 billion in gross proceeds through our IPO and closed a revolving credit facility for up to $850 million to accelerate the pace of our data center acquisitions.
•$25.4 billion in remaining performance obligations as of June 30, 2026.
Business Highlights: Capacity
•Data Center Capacity Expansion: Increased data center capacity, live and under contract for delivery by the end of 2027 to more than 600 MW. Increased pipeline of data center opportunities to gigawatts.
•Manufacturing Capacity Expansion: New factory lines added at contract manufacturers Flex, Sanmina, and Rocket EMS. Manufacturing capacity to increase more than 10x in 2026.
•Supply Chain Capacity Expansion: Secured TSMC wafer supply needed for continued growth. Well positioned with other component vendors to meet the rapid growth forecasted in 2027 and beyond.
•Supply Chain Advantages: Through our wafer-scale architecture, we avoid many of the components that are currently in short supply. We do not use HBM memory, CoWoS packaging or 3nm fabrication technology, all of which are currently supply limited.
Business Highlights: Capabilities
•Enabled support for OpenAI GPT-5.6 Sol at 750 tokens per second.
•Stood up pioneering disaggregated inference solutions with AMD to deliver Cerebras speed while increasing throughput by up to 5x, which will be in production in Q4 2026.
•Deepened our partnership with AWS and expect to bring Cerebras’s disaggregated inference and the same 5x throughput benefits to Amazon Bedrock in the first quarter of 2027.
Business Highlights: Customers
•Signed new cloud capacity agreements with leading AI coding companies including Cognition and Lovable.
•Cerebras fast inference serves as the foundation for agentic flows in industries ranging from finance to life sciences with customers including Block, Figma, AlphaSense, and GSK.
•Pioneered a new segment of the security market with CrowdStrike. Cerebras fast inference enables inline security using LLMs for a large portion of enterprise traffic.
Third Quarter 2026 Financial Outlook
Core Non-GAAP Financial Outlook:
•Core revenue of approximately $214 to $216 million
•Core gross margin in the range of 38% - 40%
•Core operating margins in the range of (25%) to (23%)

Full Year 2026 Financial Outlook
Core Non-GAAP Financial Outlook has been raised for all metrics:
•Core revenue of $880 to $890 million
•Core gross margin in the range of 41% - 43%
•Core operating margins in the range of (19%) to (17%)
Earnings Webcast and Conference Call
Cerebras Systems will host a conference call to review its financial results for the second quarter of 2026 and to discuss our financial outlook today at 2 p.m. PT (5 p.m. ET). Interested parties may join the conference call via the webcast and can be accessed at the Cerebras website at https://investors.cerebras.ai/. The webcast will be recorded and available for replay on the same website following the conclusion of the conference call.
About Cerebras Systems
Cerebras Systems (NASDAQ: CBRS) builds the world’s fastest AI infrastructure. The Cerebras team of pioneering computer architects, computer scientists, AI researchers, and engineers of all types came together to make AI blisteringly fast through innovation and invention. Cerebras believes that when AI is fast, it will change the world. Leading global corporations, research institutes, and governments choose Cerebras to run their AI workloads. Cerebras solutions are available on premises and in the cloud.
Investor Relations
Sean Dorsey
investors@cerebras.ai
Media Relations
Kriselle Laran
pr@cerebras.ai

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of applicable securities laws. All statements other than statements of historical fact could be deemed to be forward-looking, including, but not limited to, statements regarding Cerebras’s expectations regarding growth in its revenue, customer demand, outlook for Q3, full year 2026 and 2027, the timing, execution and anticipated benefits of customer and partner arrangements, deployments and capacity expansion initiatives, ability to secure and deliver increased data center capacity, maintain and increase manufacturing capacity and supply chain capacity, realize remaining performance obligations, provide disaggregated inference architecture with industry leading speed and increasing throughput, growing with customers and partners such as AMD and AWS, winning new customers and partners, and expanding into new industries and markets, and any assumptions relating to the foregoing. The words “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “objective,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Cerebras’s control. These risks and uncertainties include, but are not limited to: Cerebras’s ability to sustain and manage its growth, access borrowings and other sources of capital on acceptable terms, and deploy available capital to support growth; its history of net losses and ability to achieve and maintain profitability; its limited operating history at its current scale and ability to accurately forecast revenue and appropriately budget and manage expenses; its dependence on a limited number of significant customers, including OpenAI, Group 42 Holding Ltd, Mohamed bin Zayed University of Artificial Intelligence, and AWS, and the potential impact of any reduction in demand from, material adverse development in its relationships with, or failure to meet its obligations to, such customers, including under its Master Relationship Agreement with OpenAI; the timing, execution and expected benefits of its strategic customer, partner and financing arrangements; its historical reliance on sales of hardware systems and the early-stage, rapidly evolving market for its cloud-based offerings and AI infrastructure; its ability to secure sufficient data center capacity and capital to support its cloud-based offerings; its ability to launch new offerings and add new product capabilities; and its ability to compete effectively in the rapidly evolving and competitive market for AI computing solutions.
Cerebras’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Accordingly, undue reliance should not be placed on such statements. These forward-looking statements are made as of the date they were first issued and are based on information available to Cerebras together with Cerebras’s expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. These forward-looking statements should not be relied upon as representing Cerebras’s views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results. Cerebras undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Further information on potential risks that could affect actual results is included in Cerebras’s most recent filings with the Securities and Exchange Commission (the “SEC”), including in Cerebras’s most recent Quarterly Report on Form 10-Q, copies of which may be obtained by visiting Cerebras’s Investor Relations website at investors.cerebras.ai or the SEC’s website at www.sec.gov.

CEREBRAS SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Hardware	$54,119	$70,295	$164,712	$139,969
Cloud and other services	125,991	33,027	208,804	62,865
Total revenue	180,110	103,322	373,516	202,834
Cost of revenue
Hardware	53,141	46,649	118,072	95,059
Cloud and other services	101,410	24,574	143,709	34,072
Total cost of revenue	154,551	71,223	261,781	129,131
Gross profit	25,559	32,099	111,735	73,703
Operating expenses
Research and development	320,151	60,768	395,646	113,519
Sales and marketing	86,969	18,228	101,670	28,554
General and administrative	95,672	10,285	106,689	17,282
Total operating expenses	502,792	89,281	604,005	159,355
Loss from operations	(477,233)	(57,182)	(492,270)	(85,652)
Other income, net	26,979	368,358	29,507	374,644
Income (loss) before income taxes	(450,254)	311,176	(462,763)	288,992
Income tax expense	274	1,664	1,771	3,347
Net income (loss)	$(450,528)	$309,512	$(464,534)	$285,645

Net income (loss) attributable to common shareholders
Basic	$(450,528)	$120,318	$(464,534)	$110,580
Diluted	$(450,528)	$309,512	$(464,534)	$285,645
Net income (loss) per share attributable to common shareholders
Basic	$(2.98)	$2.28	$(4.34)	$2.11
Diluted	$(2.98)	$1.91	$(4.34)	$1.76
Weighted average shares outstanding
Basic	150,968	52,720	107,132	52,363
Diluted	150,968	161,822	107,132	162,276

CEREBRAS SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$(450,528)	$309,512	$(464,534)	$285,645
Change in foreign currency translation adjustments, net of tax	(274)	732	638	912
Available-for-sale investments:
Change in net unrealized gain (loss) on debt securities, net of tax	2,645	(735)	3,828	(807)
Comprehensive income (loss)	$(448,157)	$309,509	$(460,068)	$285,750

CEREBRAS SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$6,742,157	$701,706
Restricted cash	684,680	228,672
Investments	1,179,390	406,531
Accounts receivable, net	123,361	50,423
Inventories	32,666	63,626
Customer warrants	167,762	60,906
Prepaid expenses and other current assets	191,698	31,782
Total current assets	9,121,714	1,543,646
Property and equipment, net	986,808	437,396
Customer warrants, net of current portion	960,635	91,447
Operating lease right-of-use assets	528,275	248,950
Other non-current assets	30,440	4,598
Total assets	$11,627,872	$2,326,037

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$88,313	$48,630
Deferred revenue	173,735	131,049
Operating lease liability	88,422	45,865
Customer deposits	242,672	354,460
Working capital loan	736,036	—
Accrued and other current liabilities	236,910	139,536
Total current liabilities	1,566,088	719,540
Deferred revenue, net of current portion	244,529	35,847
Operating lease liability, net of current portion	480,405	215,957
Working capital loan, net of current portion	182,208	—
Total liabilities	2,473,230	971,344

Redeemable convertible preferred stock	—	1,933,348
Stockholders’ equity (deficit)
Class A common stock	1	1
Class B common stock	1	—
Class N common stock	—	—
Treasury stock	(21,456)	(21,456)
Additional paid-in capital	10,540,193	346,829
Accumulated other comprehensive income	5,767	1,301
Accumulated deficit	(1,369,864)	(905,330)
Total stockholders’ equity (deficit)	9,154,642	(578,655)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$11,627,872	$2,326,037

CEREBRAS SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(464,534)	$285,645
Adjustments to reconcile net income (loss) to net cash flows used in operating activities:
Stock-based compensation	386,601	22,435
Amortization of customer warrants	46,315	—
Depreciation and amortization	42,551	9,315
Non-cash lease expense	39,104	5,872
Non-cash interest expense	38,602	—
Provision for product warranties	8,430	9,000
Extinguishment of forward contract liability	—	(363,336)
Other	(2,110)	(835)
Changes in operating assets and liabilities:
Accounts receivable	(72,938)	125,508
Inventories	31,116	74,929
Prepaid expenses and other assets	(182,311)	(3,003)
Accounts payable	565	6,314
Deferred revenue	126,440	16,525
Customer deposits	(111,788)	(320,558)
Other liabilities	66,469	8,346
Net cash flows used in operating activities	$(47,488)	$(123,843)
Cash flows from investing activities:
Purchases of property and equipment	$(548,873)	$(185,094)
Purchases of investments	(1,275,515)	(20,175)
Maturities and sales of investments	514,455	117,973
Net cash flows used in investing activities	$(1,309,933)	$(87,296)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	$6,232,511	$—
Proceeds from sale of shares of Series H redeemable convertible preferred stock	1,014,249	—
Costs incurred in connection with the sale of shares of Series H redeemable convertible preferred stock	(218)	—
Proceeds from Working Capital Loan	1,004,571	—
Proceeds from exercise of stock options	20,221	5,176
Proceeds from issuance of shares of Class N common stock	15,036	—
Fees paid for revolving credit facility	(3,801)	—
Repurchases of early exercised stock options	—	(28)
Tax withholding from tender offer and initial public offering	(416,660)	—
Payments of deferred offering costs and other financing activities	(12,667)	—
Net cash flows provided by financing activities	$7,853,242	$5,148
Effect of exchange rate on cash	638	912
Increase (decrease) in cash, cash equivalents, and restricted cash	$6,496,459	$(205,079)
Cash, cash equivalents, and restricted cash beginning of period	930,378	581,965
Cash, cash equivalents, and restricted cash end of period	$7,426,837	$376,886

CEREBRAS SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)
Reconciliation of GAAP Revenue to Core Revenue:

	Three Months Ended June 30,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP revenue	$180,110	$54,119	$125,991	$103,322	$70,295	$33,027
Less: Pass-through revenue	(14,503)	—	(14,503)	—	—	—
Add: Amortization of customer warrant assets	44,262	28,022	16,240	—	—	—
Core revenue	$209,869	$82,141	$127,728	$103,322	$70,295	$33,027

	Six Months Ended June 30,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP revenue	$373,516	$164,712	$208,804	$202,834	$139,969	$62,865
Less: Pass-through revenue	(18,614)	—	(18,614)	—	—	—
Add: Amortization of customer warrant assets	46,315	28,991	17,324	—	—	—
Core revenue	$401,217	$193,703	$207,514	$202,834	$139,969	$62,865
Reconciliation of GAAP Gross Profit to Core Gross Profit:

	Three Months Ended June 30,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP gross profit	$25,559	$978	$24,581	$32,099	$23,646	$8,453
Less: Pass-through revenue	(14,503)	—	(14,503)	—	—	—
Add: Pass-through costs	14,075	—	14,075	—	—	—
Add: Amortization of customer warrant assets	44,262	28,022	16,240	—	—	—
Add: Stock-based compensation expense	15,353	2,760	12,593	187	47	140
Add: Employer payroll tax related to stock-based compensation from IPO	471	118	353	—	—	—
Core gross profit	$85,217	$31,878	$53,339	$32,286	$23,693	$8,593

	Six Months Ended June 30,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP gross profit	$111,735	$46,640	$65,095	$73,703	$44,910	$28,793
Less: Pass-through revenue	(18,614)	—	(18,614)	—	—	—
Add: Pass-through costs	18,065	—	18,065	—	—	—
Add: Amortization of customer warrant assets	46,315	28,991	17,324	—	—	—
Add: Stock-based compensation expense	16,303	2,998	13,305	513	129	384
Add: Employer payroll tax related to stock-based compensation from IPO	471	118	353	—	—	—
Core gross profit	$174,275	$78,747	$95,528	$74,216	$45,039	$29,177
Reconciliation of GAAP Gross Margin to Core Gross Margin:

	Three Months Ended June 30,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP gross margin	14.2%	1.8%	19.5%	31.1%	33.6%	25.6%
Non-GAAP adjustments	26.4	37.0	22.2	0.2	0.1	0.4
Core gross margin	40.6%	38.8%	41.8%	31.2%	33.7%	26.0%

	Six Months Ended June 30,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP gross margin	29.9%	28.3%	31.2%	36.3%	32.1%	45.8%
Non-GAAP adjustments	13.5	12.3	14.9	0.3	0.1	0.6
Core gross margin	43.4%	40.7%	46.0%	36.6%	32.2%	46.4%
Reconciliation of GAAP Operating Expenses to Core Operating Expenses:

	Three Months Ended June 30,
	2026				2025
	Total	Research and Development	Sales and Marketing	General and Administrative	Total	Research and Development	Sales and Marketing	General and Administrative
GAAP operating expenses	$502,792	$320,151	$86,969	$95,672	$89,281	$60,768	$18,228	$10,285
Less: Stock-based compensation expense	(361,655)	(222,147)	(71,055)	(68,453)	(13,094)	(9,301)	(1,533)	(2,260)
Less: Employer payroll tax related to stock-based compensation from IPO	(22,307)	(16,491)	(3,907)	(1,909)	—	—	—	—
Core operating expenses	$118,830	$81,513	$12,007	$25,310	$76,187	$51,467	$16,695	$8,025

	Six Months Ended June 30,
	2026				2025
	Total	Research and Development	Sales and Marketing	General and Administrative	Total	Research and Development	Sales and Marketing	General and Administrative
GAAP operating expenses	$604,005	$395,646	$101,670	$106,689	$159,355	$113,519	$28,554	$17,282
Less: Stock-based compensation expense	(370,298)	(227,846)	(72,847)	(69,605)	(21,922)	(15,013)	(3,482)	(3,427)
Less: Employer payroll tax related to stock-based compensation from IPO	(22,307)	(16,491)	(3,907)	(1,909)	—	—	—	—
Core operating expenses	$211,400	$151,309	$24,916	$35,175	$137,433	$98,506	$25,072	$13,855
Reconciliation of GAAP Loss from Operations to Core Operating Loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP loss from operations	$(477,233)	$(57,182)	$(492,270)	$(85,652)
Less: Pass-through revenue	(14,503)	—	(18,614)	—
Add: Stock-based compensation expense	377,008	13,281	386,601	22,435
Add: Pass-through costs	14,075	—	18,065	—
Add: Amortization of customer warrant assets	44,262	—	46,315	—
Add: Employer payroll tax related to stock-based compensation from IPO	22,778	—	22,778	—
Core operating loss	$(33,613)	$(43,901)	$(37,125)	$(63,217)
Reconciliation of GAAP Operating Margin to Core Operating Margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP operating margin	(265%)	(55%)	(132%)	(42%)
Non-GAAP adjustments	(249)	(13)	(123)	(11)
Core operating margin	(16%)	(42%)	(9%)	(31%)
Reconciliation of GAAP Loss from Operations to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP loss from operations	$(477,233)	$(57,182)	$(492,270)	$(85,652)
Add: Depreciation and amortization	24,377	5,600	42,551	9,315
Add: Stock-based compensation	377,008	13,281	386,601	22,435
Add: Employer payroll tax related to stock-based compensation from IPO	22,778	—	22,778	—
Adjusted EBITDA	$(53,070)	$(38,301)	$(40,340)	$(53,902)

Reconciliation of GAAP Net Income (Loss) to Core Net Loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net income (loss)	$(450,528)	$309,512	$(464,534)	$285,645
Less: Pass-through revenue	(14,503)	—	(18,614)	—
Less: Change in fair value (extinguishment) of forward contract liability	—	(363,336)	—	(363,336)
Add: Stock-based compensation expense	377,008	13,281	386,601	22,435
Add: Pass-through costs	14,075	—	18,065	—
Add: Amortization of customer warrant assets	44,262	—	46,315	—
Add: Employer payroll tax related to stock-based compensation from IPO	22,778	—	22,778	—
Core net loss	$(6,908)	$(40,543)	$(9,389)	$(55,256)

Discussion of Non-GAAP Financial Measures
Use of non-GAAP financial measures
We use certain non-GAAP financial measures to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include core total revenue, core hardware revenue, core cloud and other services revenue, core gross profit, core hardware gross profit, core cloud and other services gross profit, core gross margin, core hardware gross margin, core cloud and other services gross margin, core operating loss, core operating margin, core net loss, and adjusted earnings before interest, income tax, depreciation and amortization (“Adjusted EBITDA”). We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons.
Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables below or elsewhere in the materials accompanying this press release.
Usefulness of non-GAAP financial measures to investors
By excluding certain items that may not be indicative of our recurring operating results from our core technology and service offerings and stock-based compensation from grants of equity awards, we believe that the non-GAAP metrics described below provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow additional information with respect to financial measures used by management in its financial and operational decision-making and may be useful to our institutional investors and the analyst community to help them analyze the health of our business. Disclosure of these non-GAAP financial measures also facilitates the comparisons of Cerebras’s operating performance with the performance of other companies in the same industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a manner comparable to their core operations.
Economic substance of and material limitations associated with non-GAAP financial measures used by Cerebras
Core revenue, core hardware revenue, core cloud and other services revenue, core gross profit, core hardware gross profit, core cloud and other services gross profit, core gross margin, core hardware gross margin, core cloud and other services gross margin, core operating loss, core operating margin, Adjusted EBITDA and core net loss are adjusted, as applicable, to: (i) exclude non-cash stock-based compensation; (ii) exclude pass-through revenues and costs that are not part of our core technology and services offering; and (iii) add back non-cash amortization from customer warrants that is recorded as a reduction in revenues; (iv) exclude from core net loss the effect of the change in fair value (extinguishment) of the forward contract liability; and (v) present employer payroll tax related to stock-based compensation from IPO as an offset to the stock-based compensation adjustment in calculating core net loss. Non-GAAP adjusted EBITDA excludes the impacts of depreciation and amortization and stock-based compensation.

Core gross margin, core hardware margin, and core cloud and other services margin represent core gross profit, core hardware gross profit, and core cloud and other services gross profit, respectively, expressed as a percentage of their corresponding core revenue.
More specifically, Cerebras makes the adjustments described above for the following reasons:
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at the grant date. Although stock-based compensation is a key incentive offered to employees, Cerebras excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses, and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding stock-based compensation expense.
•Amortization of customer warrants consists of equity granted to customers and recorded as contra-revenue. We exclude the impact of amortization of customer warrant assets recorded as contra‑revenue from our non‑GAAP results because it represents a non‑cash, valuation‑driven adjustment associated with equity instruments issued to customers.The amount and timing of this amortization may be influenced by factors outside our operational performance, including the timing of customer capacity deployment decisions and product delivery schedules, which are at the discretion of the customer. This adjustment does not reflect the underlying economics of our core revenue‑generating activities, including pricing, volume, or cost of delivering our products and services, and therefore may not be indicative of our ongoing operating performance.
•Pass-through revenue and associated pass-through cost of revenue relate to non-recurring data center start-up and recurring data center costs that are incurred on behalf of specific customers. We exclude pass‑through revenue and the associated pass-through cost of revenue from our non‑GAAP financial measures because such amounts are incurred on behalf of specific customers and do not reflect the underlying economics of our core hardware technology and services offerings and generally generate fixed minimal gross margins. These pass-through revenues and costs are dependent on the pace of customer data center build-outs, deployment schedules, and customer deployment choices and approval of associated billings. Accordingly, these amounts may fluctuate significantly between reporting periods and can obscure comparisons of our operating performance results and trends in our core business.
•The change in fair value (extinguishment) of the forward contract liability reflects the impact recognized in connection with the forward contract liability. We exclude this item from core net loss because it arose from the forward contract liability rather than from the operating performance of our core technology and services offerings.
•Employer payroll tax related to stock-based compensation from IPO is presented as an adjustment in calculating core net loss. This treatment presents the employer payroll tax separately from the non-cash stock-based compensation excluded from core net loss.

There are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. No reconciliation is provided with respect to certain forward-looking non-GAAP financial measures as the GAAP measures are not accessible on a forward-looking basis. We cannot reliably predict all necessary components or their impact to reconcile such financial measures without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a significant impact on our future GAAP financial results. Cerebras compensates for these limitations on the use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Cerebras also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure for this quarter and prior periods within this press release, and Cerebras encourages investors to review those reconciliations carefully.